UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2024 (April 17, 2024)

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860) 243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock ($1 par value)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 17, 2024, Kaman Corporation, a Connecticut corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of January 18, 2024, by and among the Company, Ovation Parent, Inc., a Delaware corporation (“Parent”), and Ovation Merger Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of Parent (“Merger Sub”) (as may be amended from time to time, the “Merger Agreement”). As of the close of business on February 9, 2024, the record date for the Special Meeting, 28,334,082 shares of the Company’s common stock, par value $1.00 per share, were outstanding and entitled to vote. A total of 24,298,390 shares of the Company’s common stock were voted in person or by proxy, representing approximately 85.76% percent of the shares of the Company’s common stock entitled to be voted, which constituted a quorum to conduct business at the Special Meeting. The following are the final voting results on proposals considered and voted upon at the Special Meeting, all of which are described in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on March 8, 2024 and the supplement to the Proxy Statement filed by the Company with the SEC on April 5, 2024.

Each of the proposals was approved by the requisite vote of the Company’s shareholders.

Proposal 1 - To adopt the Agreement and Plan of Merger, dated as of January 18, 2024, by and among the Company, Ovation Parent, Inc., a Delaware corporation (“Parent”), and Ovation Merger Sub, Inc., a Connecticut corporation and a wholly owned subsidiary of Parent (“Merger Sub”) (as may be amended from time to time, the “Merger Agreement”) (the “Merger Proposal”).

The Company’s shareholders approved the Merger Proposal.

For	Against	Abstain
24,133,027	68,147	97,216

Proposal 2 - To approve, by a non-binding, advisory vote, compensation that will or may become payable by the Company to its named executive officers in connection with the merger of Merger Sub with and into the Company (the “Merger”) (the “Executive Compensation Proposal”).

The Company’s shareholders approved the Executive Compensation Proposal.

For	Against	Abstain
23,020,537	1,143,170	134,683

Proposal 3 - To adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The Company’s shareholders approved the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Merger Proposal.

For	Against	Abstain
22,571,252	1,600,794	126,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

	By:	/s/ Carroll K. Lane
Carroll K. Lane
Senior Vice President and
Interim Chief Financial Officer

Date: April 17, 2024